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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                                  July 24, 2006
                               ------------------

                                TX HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


            GEORGIA                                       58-2558701
      --------------------                             ------------------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
        Incorporation)

                                    000-32335
                                -----------------
                            (Commission File Number)

                   1602 ALTON RD., #487, MIAMI BEACH, FL 33139
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               (Address of Principal Executive Offices) (Zip Code)


                                  305.420.6781
              (Registrant's telephone number, including area code)
                                ----------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

The Company regrets to announce that on Monday, July 24, 2006, it formally commenced legal proceedings against its former CFO, Darren Bloom (TX HOLDINGS, INC. V. DARREN BLOOM, CASE NO. 06-14396CA04, 11TH JUDICIAL CIRCUIT COURT, DADE CO. FLORIDA) pursuant to an ongoing dispute with Mr. Bloom (the "Defendant").

On or about July 21, 2005, the Defendant executed an Employment Agreement, with a term of 3 years wherein Defendant received 2 million shares of common stock of the Company. Less than one year after the execution of the Employment Agreement, the Defendant voluntarily resigned from all positions he had with the Company. Accordingly, by his resignation, the Defendant terminated all obligations the Company had to perform under the Employment Agreement.

Subsequently, the parties executed a termination agreement on or about March 27, 2006 ("Termination Agreement") and Defendant has failed to comply with the terms of the Termination Agreement. As a result, the Company is seeking the return of the 2 million shares.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  JULY 31, 2006



                                        BY: /S/ MARK NEUHAUS
                                            ------------------------------------
                                            MARK NEUHAUS, CHAIRMAN AND PRESIDENT